                                                                    Exhibit 10.1


                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      FIRST STEP DISTRIBUTION NETWORK, INC.

                              AND ITS SHAREHOLDERS

                          FIRST STEP ACQUISITION CORP.

                                       AND

                                K2 DIGITAL, INC.

                          DATED AS OF JANUARY 15, 2002

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER is made and entered into as of January 15, 2002 by and among K2 Digital, Inc., a Delaware corporation ("Parent"), First Step Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Merger Sub"), First Step Distribution Network, Inc., a California corporation (the "Company"), (collectively the "Parties") and the shareholders of the Company identified on Exhibit A hereto (the "Shareholders").

      A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the California Corporation Code ("California Law") and the Delaware General Corporation Law ("Delaware Law"), the Parent, the Merger Sub and the Company intend to enter into a business combination transaction.

      B. The Parties wish to provide for the terms and conditions of a merger of the Merger Sub with and into the Company, in a transaction that is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and as a reverse triangular merger under Code Sections 368(a)(1)(A) and Section 368(a)(2)(E) and provide for the representations, warranties, agreements and conditions applicable to the merger.

      C. The Parties intend that this Agreement constitutes a "plan of reorganization" for the purposes of Section 368 of the Code.

      D. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

      E. The Board of Directors of the Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Parent and fair to, and in the best interests of, the Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended that the stockholders of the Parent vote to approve the reverse stock split of the Parent's Common Stock described in Section 3.2 this Agreement.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and California Law, Merger Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, substantially in the form of Exhibit B hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, in accordance with the relevant provisions of Delaware and California Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as defined herein). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Sokolow, Dunaud, Mercadier & Carreras LLP, 770 Lexington Avenue, Sixth Floor, New York, New York 10021, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 CERTIFICATE OF INCORPORATION; BYLAWS.

      (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

      (b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

      (c) The Certificate of Incorporation of the Parent as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Parent at and as of the Effective Time; provided that, the Certificate of Incorporation of the Parent shall be amended at the Effective Time and simultaneously with the Merger in order to change the name of the Parent to a name other than "K2 Digital, Inc." that does not contain the term "K2".

      1.5 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

      (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock, $.0001 par value per share of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, (other than any shares of the Company Common Stock to be canceled pursuant to Section 1.5(c)) will be canceled and extinguished and automatically converted (subject to Sections 1.5(f) and (g)) into the right to receive 16.609 Shares (the "Exchange Ratio") of Common Stock, $.01 par value, of the Parent ("Parent Common Stock") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.6 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, the Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

      (b) PERCENTAGE OWNERSHIP. It is understood and agreed by the Parties that the aggregate number of shares of Parent Common Stock issuable to the Company stockholders by virtue of the Merger as of the date hereof shall equal approximately ninety percent (90%) of the issued and outstanding common stock of the Parent (which, for the avoidance of doubt, assumes that all outstanding securities exercisable for, or convertible into, shares of Parent Common Stock have been so exercised or converted), as adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

      (c) CANCELLATION OF PARENT-OWNED STOCK. Each share of Company Common Stock held by the Company or owned by the Merger Sub, the Parent or any direct or indirect wholly owned subsidiary of the Company or of the Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

      (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $.01 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted (such adjustment to be subject to the consent of the Company, which shall not be unreasonably withheld) to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

      (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent one full share of Parent Common Stock (i.e. rounded up to the nearest whole share).

      1.6 SURRENDER OF CERTIFICATES.

      (a) EXCHANGE AND TRANSFER AGENT. Parent shall select Continental Stock Transfer & Trust Company to act as the exchange agent (the "Exchange Agent") in the Merger.

      (b) THE PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, the Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Common Stock.

      (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.5, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock which such holders have the right to receive and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall be exchanged.

      (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange thereof and, subject to applicable law, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

      (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to the Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of the Parent or any agent designated by it that such tax has been paid or is not payable.

      (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.6, neither the Exchange Agent, the Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.7 NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.8 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the number of shares of Parent Common Stock that the holder of such lost, stolen or destroyed Certificates would otherwise be entitled to receive under this Article I; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the registered holder of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.9 TAX AND ACCOUNTING CONSEQUENCES.

      It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.10 TAKING OF NECESSARY ACTION, FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Parent and the Merger Sub, subject to the exceptions specifically disclosed in writing and referencing a specific representation in the disclosure letter supplied by the Company to the Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "Company Disclosure Letter"), as follows:

      2.1 ORGANIZATION OF THE COMPANY.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

      (b) The Company has no subsidiaries.

      (c) The Company has delivered or made available to the Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, as amended to date, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

      2.2 COMPANY CAPITAL STRUCTURE.

      The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.0001 par value per share, of which there were 900,000 shares issued and outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound.

      2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Section 2.2 of the Company Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no equity securities, partnership interests or similar ownership interests of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of the Company, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings (except for the Company Voting Agreements) with respect to any equity security of any class of the Company.

      2.4 AUTHORITY.

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and, if applicable, Merger Sub, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its or any of their respective properties is bound or affected, or (iii) assuming the receipt of all material consents, waivers and approvals referred to in the last sentence of this Section 2.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its or any of their respective properties are bound or affected. The Company Schedules list all material consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

      (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings (if any) as may be required under applicable federal and state securities laws and the securities or antitrust laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations (if any) which if not obtained or made would not be material to the Company or the Parent or have a material adverse effect on the ability of the parties to consummate the Merger.

      2.5 COMPANY FINANCIAL STATEMENTS. Each of the financial statements (including, in each case, any related notes thereto) of the Company (the "Company Financials"), (x) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, and (y) fairly presented the consolidated financial position of the Company and its subsidiaries as of and at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company as of September 30, 2001 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or
(ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices.

      2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet there has not been: (i) any material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any material Company IP Rights (as defined in Section 2.8) other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

      2.7 TAXES.

      (a) DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all (i) federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, (ii) all interest, penalties and additions imposed with respect to such amounts, and (iii) any obligations to any tax authority under Treasury Regulation 1.1502-6 or any similar provision of state, local or foreign law.

      (b) TAX RETURNS AND AUDITS.

            (i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company, except such Returns which are not material to the Company, and have paid all Taxes shown to be due on such Returns. All such Returns are true, correct and complete in all material respects.

            (ii) The Company as of the Effective Time will have withheld and paid over, as appropriate, with respect to its employees all federal and state, local and/or foreign income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

            (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination. The Company has not received a request for or an inquiry regarding a Return from any jurisdiction where it does not currently file a Return.

            (v) No adjustment relating to any Returns filed by the Company has been proposed formally or informally by any Tax authority to the Company or any representative thereof and, to the knowledge of the Company, no basis exists for any such adjustment, which would be material to the Company.

            (vi) The Company does not have any liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to the Company, and the Company has not incurred any liability for Taxes other than in the ordinary course of business since the date of the Company Balance Sheet. There is no lien for Taxes on the assets of the Company other than inchoate liens for Taxes not yet due.

            (vii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 162, 280G or 404 of the Code.

            (ix) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

            (x) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            (xi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes payable by the Company.

            (xii) The Company has never been a member of a consolidated, combined or affiliated group and is not a party to or affected by any tax-sharing or allocation agreement or arrangement.

            (xiii) The Company Disclosure Letter lists (A) any Tax exemption, Tax holiday or other Tax-sparing arrangement that the Company has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (B) any expatriate tax programs or policies affecting the Company. The Company is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (xiv) The Company is not a party to or otherwise subject to any arrangement entered into in anticipation of the Closing, not in accordance with past practice and not required by this Agreement, that could reasonably be expected to have the effect of (i) the recognition of a deduction or loss before the Closing Date and a corresponding recognition of taxable income or gain by the Company after the Closing Date or (ii) the recognition of taxable income or gain by the Company after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

            (xv) Except as set forth in Section 2.7(b)(xv) of the Company Disclosure Letter, no closing agreement, written ruling, or determination letter with respect to Taxes, or any equivalent written decision from a foreign jurisdiction, has been received from, and no closing or other similar agreement has been executed with, any Tax or other governmental authority that will be binding upon the Company after the Closing.

            (xvi) The Company has properly withheld on all amounts paid to Persons located or incorporated outside of the United States and have paid the appropriate amounts withheld to the proper governmental authorities.

            (xvii) The Company has not been a party to a transaction intended to qualify under Section 355 of the Code (whether as distributing or distributed company) within the last five years.

      2.8 INTELLECTUAL PROPERTY.

      (a) To the knowledge of the Company, the Company owns, or has the right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Company IP Rights").

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the Company IP Rights to which the Company is a party or by which, to its knowledge, it is bound or affected, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any the Company IP Rights or materially impair the right of the Company, the Surviving Corporation or the Parent to use, sell or license any the Company IP Rights or portion thereof.

      (c) To the knowledge of the Company, the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company does not violate any license or agreement between the Company and any third party nor infringe any intellectual property right of any other party.

      (d) There is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any the Company IP Rights, nor has the Company received any written notice asserting that any the Company IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. Schedule 2.8 of the Company Disclosure Letter lists each patent held by the Company and the expiration date of each such patent.

      (e) The Company has taken commercially reasonable steps designed to safeguard and maintain the confidentiality of, and its proprietary rights in, all the Company IP Rights.

      2.9 COMPLIANCE; PERMITS; RESTRICTIONS.

      (a) The Company is not in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Company's knowledge, threatened against the Company, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted.

      (b) The Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Company (collectively, the "Company Permits"). The Company is in compliance in all material respects with the terms of the Company Permits.

      (c) Except as disclosed in Section 2.9(c) of the Company Disclosure Letter, the Company has no knowledge of any pending regulatory action of any sort against the Company, or the Company's products by any regulatory agency or any other duly authorized governmental authority. Except as set forth on Section 2.9(c) of the Company Disclosure Letter, the Company has not knowingly committed or permitted to exist any violation of the rules and regulations of any regulatory agency or any other duly authorized governmental authority.

      2.10 LITIGATION. Except as disclosed in Section 2.10 of the Company Disclosure Letter, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion nor, to the Company's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Company which reasonably would be likely to be material to the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

      2.11 EMPLOYEE BENEFIT PLANS AND EMPLOYMENT MATTERS.

      (a) The Company has no employee benefit plans, pension plans or multi-employee plans.

      (b) To the Company's knowledge, the Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy. To the Company's knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity.

      2.12 ABSENCE OF LIENS AND ENCUMBRANCES. Except as set forth in Section
2.12 of the Company Disclosure Letter, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to the Company.

      2.13 ENVIRONMENTAL MATTERS.

            The Company has complied and is in compliance with all Federal, State, and local material environmental, health and safety requirements.

      2.14 LABOR MATTERS. The Company has two employees.

      2.15 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in Section
2.15 and Section 2.2(b) of the Company Disclosure Letter, the Company is not a party to and is not bound by:

      (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's Board of Directors, other than those that are terminable by the Company on no more than thirty (30) days notice without liability or financial obligation;

      (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

      (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Company and any of its officers or directors;

      (d) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person or granting any exclusive distribution rights;

      (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

      (f) any material joint marketing or development agreement; or

      (g) any other material contract.

      Neither the Company, nor to the Company's knowledge any other party to a Company Contract (as defined herein), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company is a party or by which it is bound of the type described in clauses (a) through (g) above (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to the Company.

      2.16 BOARD APPROVAL. The Board of Directors of the Company has, as of the date of this Agreement, determined that the Merger is fair to, and in the best interests of the Company and its shareholders and the shareholders of the Company have approved the merger.

      2.17 COMPANY STOCKHOLDERS. Each stockholder of the Company (each a "Company Stockholder" and, collectively, the "Company Stockholders") represents and warrants to the Parent as follows:

      (a) Such Company Stockholder is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

      (b) Such Company Stockholder has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

      (c) The Parent has entered into this Agreement with such Company Stockholder in reliance upon such Company Stockholder's representation to the Parent, which by the Company Stockholder's execution of this Agreement the Company Stockholder hereby confirms, that the Parent Common Stock to be received by the Company Stockholder (collectively, the "Securities") will be acquired for investment for the Company Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Company Stockholder further represents that the Company Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

      (d) Such Company Stockholder is aware that an investment in the Purchaser involves a high degree of risk. The Company Stockholder acknowledges that it is able to fend for itself, can bear the economic risk of its investment, including a total loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Parent Common Stock. In evaluating the suitability of an investment in the Securities, the Company Stockholder has not relied upon any representations or other information (whether written or oral) from the Parent, other than the representations and warranties contained herein and upon investigations made by the Company Stockholder in making the decision to invest in the Parent. The Company Stockholder acknowledges that any information furnished by the Parent does not constitute investment, accounting, tax or legal advice. Moreover, such Company Stockholder is not relying upon any information furnished by the Parent with respect to such Company Stockholder's tax and other economic considerations in connection with its investment in Parent. In regard to the tax and other economic considerations related to such investment, the Company Stockholder has relied on the advice of, or has consulted with, only its own professional advisors.

      (e) Such Company Stockholder recognizes that no regulatory body has recommended or endorsed the purchase of the Securities or passed upon the adequacy or accuracy of the information set forth herein, and that the Parent is relying on the truth and accuracy of the representations, declarations and warranties made by each Company Stockholder as contained herein in selling the Securities.

      (f) Such Company Stockholder has at all times been given the opportunity to obtain additional information, to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of the Parent concerning the terms and conditions of such Company Stockholder's investment in the Parent and the nature and prospects of the Parent's business.

      (g) To its knowledge, the execution, delivery and performance of this Agreement and the acquisition of the Securities by the Company Stockholder will not result in a violation by the Parent or the Company of any NASD rule or regulation, including the "bad boy" provisions thereof.

      (h) The Company Stockholder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Company Stockholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      (i) Each certificate representing Parent Common Stock pursuant to Section
1.5 shall contain the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The shares may not be transferred, assigned, sold, offered for sale, except pursuant to an effective registration statement under such Act or any applicable state securities law or an opinion of counsel, in form and substance acceptable to the Parent, that registration is not required because of an applicable exemption from such registration requirements. The sale or transfer of shares evidenced by this certificate are subject to the terms and conditions of an agreement and plan of merger dated as of January 15, 2002, and effective no later than April 30, 2002. Any transfer in violation of such Agreement is invalid. A copy of the Agreement is on file at the office of the Parent."

      2.19 BROKERS OR FINDERS. Neither the Company nor any of its representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees transactions contemplated by this Agreement for which the Parent will or could be liable or responsible.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                          THE PARENT AND THE MERGER SUB

      The Parent and the Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Parent to the Company dated as of the date hereof and certified by a duly authorized officer of the Parent (the "Parent Disclosure Letter"), as follows:

      3.1 ORGANIZATION OF THE PARENT.

      (a) Each of the Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined herein) on the Parent.

      (b) The Parent has delivered to the Company a true and complete list of all of the Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and listing the stockholders of each such subsidiary and the number of shares held by each such stockholder.

      (c) The Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of the Parent and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. The Parent is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

      (d) When used in connection with the Parent, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Parent and its subsidiaries taken as a whole except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole, or (ii) conditions affecting the internet industry as a whole, which conditions (in the case of clause (i) or (ii)) do not affect the Parent in a disproportionate manner), or (iii) conditions that in the good faith judgment of the Parent's Board of Directors result principally from the execution or delivery of this Agreement or the announcement of the pendency of the Merger.

      3.2 THE PARENT AND THE MERGER SUB CAPITAL STRUCTURE.

      The authorized capital stock of the Parent consists of 24,000,000 shares of Common Stock, $.01 par value per share, of which as of October 31, 2001 there were 4,982,699 shares issued and outstanding (prior to, and without giving effect to, the proposed "3 for 1" reverse stock split of the Parent's Common Stock), 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued or outstanding as of the date of this Agreement and 417,417 Treasury Shares. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Parent or any agreement or document to which the Parent is a party or by which it is bound. The authorized capital stock of the Merger Sub consists of 1,000 shares of Common Stock, $.01 par value per share, all of which, as of the date hereof, are issued and outstanding and are held by the Parent. The Merger Sub was formed on January 10, 2002, for the purpose of consummating the Merger, has no material assets or liabilities except as necessary for such purpose and has not, and prior to the Effective Time will not have, conducted any business except as necessary for such purpose.

      3.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Section 3.3 or in the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Parent owns, directly or indirectly through one or more subsidiaries and except as set forth in Section 3.3 of the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of the Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Parent or obligating the Parent to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of the Parent, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

      3.4 AUTHORITY.

      (a) Each of the Parent and the Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and the Merger Sub, subject only to the filing of the Certificate of Merger pursuant to Delaware Law and the requisite approval by the Parent's stockholders of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of the Parent and the Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of the Parent and the Merger Sub do not, and the performance of this Agreement by each of the Parent and the Merger Sub will not
(i) conflict with or violate the Certificate of Incorporation or Bylaws of the Parent or the Certificate of Incorporation or Bylaws of the Merger Sub, (ii) subject to obtaining the requisite approval of the Parent's stockholders with respect to the transactions contemplated by this Agreement and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or the Merger Sub or by which they or any of their respective properties is bound or affected, or (iii) assuming the receipt of all material consents, waivers and approvals referred to in the last sentence of this Section 3.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Parent or the Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or the Merger Sub is a party or by which the Parent or the Merger Sub or any of their respective properties are bound or affected. The Parent Disclosure Letter lists all material consents, waivers and approvals under any of the Parent's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

      (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Parent or the Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings (if any) as may be required under applicable federal and state securities laws and the securities or antitrust laws of any foreign country, and
(iii) such other consents, authorizations, filings, approvals and registrations (if any) which if not obtained or made would not be material to the Parent or the Merger Sub or have a material adverse effect on the ability of the parties to consummate the Merger.

      3.5 PARENT SEC FILINGS; PARENT FINANCIAL STATEMENTS.

      (a) The Parent has filed all forms, reports and documents required to be filed with the United States Securities and Exchange Commission ("SEC") since the date of this Agreement, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Merger Sub is not required to file any forms, reports or other documents with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials") (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (z) fairly presented the financial position of the Parent as at the respective dates thereof and the results of the Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Parent contained in the Parent SEC Reports as of September 30, 2001 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet, the Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

      3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of Parent Balance Sheet there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Parent's capital stock, or any purchase, redemption or other acquisition by the Parent of any of the Parent's capital stock or any other securities of the Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Parent's capital stock, (iv) any granting by the Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by the Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Parent of the nature contemplated hereby, (v) entry by the Parent into any licensing or other agreement with regard to the acquisition or disposition of any material Parent IP Rights (as defined in Section 3.8) other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by the Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by the Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

      3.7 TAX.

      (a) TAX RETURNS AND AUDITS.

            (i) The Parent and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by the Parent and each of its subsidiaries, except such Returns which are not material to the Parent, and have paid all Taxes shown to be due on such Returns.

            (ii) The Parent and each of its subsidiaries as of the Effective Time will have withheld and paid over, as appropriate, with respect to its employees all federal and state, local and/or foreign income taxes, FICA, FUTA and other Taxes required to be withheld.

            (iii) The Parent has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Parent, nor has the Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of the Parent is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

            (v) No adjustment relating to any Returns filed by the Parent has been proposed formally or informally by any Tax authority to the Parent or any representative thereof and, to the knowledge of the Parent, no basis exists for any such adjustment, which would be material to the Parent.

            (vi) The Parent has no liability for unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to the Parent, and the Parent has not incurred any liability for Taxes other than in the ordinary course of business since the date of the Parent Balance Sheet.

            (vii) None of the Parent's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Parent that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

            (ix) The Parent has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent.

            (x) The Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            (xi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes payable by the Parent.

            (xii) The Parent is not, nor has it been, a member of a consolidated, combined or affiliated group or is a party to or affected by any tax-sharing or allocation agreement or arrangement.

            (xiii) The Parent Disclosure Letter lists (y) any Tax exemption, Tax holiday or other Tax-sparing arrangement that the Parent has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (z) any expatriate tax programs or policies affecting the Parent. Each of the Parent and its subsidiaries is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

      3.8 INTELLECTUAL PROPERTY. The Parent owns or is validly licensed or otherwise has the right to use, free and clear of all liens, claims and restrictions of any kind or nature, the patents, trademarks, trade names, service marks, copyrights, trade secrets, technology, know-how and processes ( collectively, " Intellectual Property") listed in Section 3.8 of the Parent Disclosure Letter.

      3.9 COMPLIANCE; PERMITS; RESTRICTIONS.

      (a) The Parent is not, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Parent or by which the Parent or any of its is bound or affected, or (ii) except as set forth in Section 3.9 of the Parent Disclosure Letter, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent is a party or by which the Parent or its properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Parent's knowledge, threatened against the Parent, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Parent which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Parent, any acquisition of material property by the Parent or the conduct of business by the Parent as currently conducted.

      (b) The Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Parent (collectively, the "Parent Permits"). The Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

      (c) Except as disclosed in Section 3.9(c) of the Parent Disclosure Letter, the Parent has no knowledge of any pending regulatory action of any sort against the Parent by any regulatory agency or any other duly authorized governmental authority in any jurisdiction which could have a Material Adverse Effect on the Parent. Except as set forth on Section 3.9(c) of the Parent Disclosure Letter, the Parent has not knowingly committed or permitted to exist any violation of the rules and regulations of any regulatory agency or any other duly authorized governmental authority.

      3.10 LITIGATION. Except as disclosed in Section 3.10 of the Parent Disclosure Letter, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Parent has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Parent which reasonably would be likely to be material to the Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

      3.11 EMPLOYMENT MATTERS. To the Parent's knowledge, the Parent (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Parent under any worker's compensation policy or long-term disability policy. To the Parent's knowledge, no Parent employee has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Parent and disclosing to the Parent or using trade secrets or proprietary information of any other person or entity.

      3.12 ENVIRONMENTAL MATTERS.

            The Parent has materially complied and is in material compliance with all Federal, State and Local material environmental, health and safety requirements.

      3.13 LABOR MATTERS. No work stoppage or labor strike against the Parent is pending, threatened or reasonably anticipated. The Parent does not have knowledge of any activities or proceedings of any labor union to organize any Parent employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Parent employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Parent. The Parent has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent employees and no collective bargaining agreement is being negotiated by the Parent. The Parent is and has been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, the Federal Worker Adjustment Restraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN") or any similar state or local law).

      3.14 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in Section
3.14 and Section 3.2(b) of the Parent Disclosure Letter, the Parent is neither a party to nor is bound by:

      (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of Parent's Board of Directors, other than those that are terminable by the Parent on no more than thirty days notice without liability or financial obligation;

      (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

      (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Parent and any of its officers or directors;

      (d) any agreement, contract or commitment containing any covenant limiting the freedom of the Parent to engage in any line of business or compete with any person or granting any exclusive distribution rights;

      (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

      (f) any material joint marketing or development agreement.

      Neither the Parent, nor to the Parent's Knowledge any other party to a Parent Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Parent is a party or by which it is bound of the type described in clauses (a) through (f) above (any such agreement, contract or commitment, a "Parent Contract") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to the Parent.

      3.15 NO CHANGE OF CONTROL PAYMENTS OR PROVISIONS. The Parent is not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments as contemplated by this Agreement, to any employee of the Parent or to any other Person as a result of the consummation of the transactions contemplated herein.

      3.16 BOARD APPROVAL. The Board of Directors of the Parent has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of the Parent and its stockholders, and (ii) to recommend that the stockholders of the Parent approve the reverse stock split described in
Section 3.2 of this Agreement.

      3.17 OVER THE COUNTER BULLETIN BOARD LISTING. Parent's Common Stock is listed on the NASDAQ Over the Counter Bulletin Board, and is in compliance with the listing requirements thereof.

      3.18 INFORMATION. All written information provided to the Company by or on behalf of the Parent or any of its representatives (including, without limitation, each representation and warranty of the Parent set forth in this Agreement) is, and the Parent covenants that any such information provided hereafter shall be, true and correct in all material respects and does not, or shall not, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Parent as to any financial forecasts or projections previously furnished to the Company by the Parent.

      3.19 AUTHORIZATION OF PARENT COMMON STOCK. The issuance of shares of Parent Common Stock at the Closing will have been duly authorized by all necessary corporate action prior to the Effective Date and, when issued as contemplated by this Agreement, all such shares of Parent Common Stock will be validly issued, fully paid and non-assessable.

      3.20 BROKERS OR FINDERS. Neither the Parent nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees transactions contemplated by this Agreement for which the Company will or could be liable or responsible.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

      4.1 PUBLIC DISCLOSURE. The Parent and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement without the prior consent of the other party, except as may be required by law or any listing agreement with a national securities exchange or the NASDAQ Over the Counter Bulletin Board.

      4.2 LEGAL REQUIREMENTS. Each of the Parent, the Merger Sub and the Company will use its respective reasonable commercial efforts to take all actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity,) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. The Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company will use its commercially reasonable efforts to assist the Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

      4.3 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, the Parent and the Company will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

      4.4 NOTIFICATION OF CERTAIN MATTERS. The Parent and the Merger Sub will give prompt notice to the Company, and the Company will give prompt notice to the Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section
5.2 or 5.3, as the case may be, would not be satisfied as a result thereof or
(b) any material failure of the Parent and the Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      4.5 REASONABLY COMMERCIAL EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of the Parent and the Company under this Agreement, each of the parties to this Agreement will use its reasonably commercial efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither the Parent nor the Company nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      4.6 INDEMNIFICATION AND INSURANCE.

      (a) The Company and the shareholders of the Company hereby jointly and severally covenant and agree that, from and after the Effective Time, the Bylaws and Certificate of Incorporation of the Parent will honor, and the Parent will honor and will cause the Surviving Corporation to honor, the provisions with respect to indemnification set forth in the Bylaws and Certificate of Incorporation of the Parent immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Parent, unless such modification is required by law.

      (b) The Parent will honor and fulfill, and will cause the Surviving Corporation to honor and fulfill, the obligations of the Company pursuant to indemnification agreements with the Parent's directors and officers existing at or before the Effective Time.

      The Company and the shareholders of the Company hereby jointly and severally covenant and agree that, for a period of six (6) years after the Effective Time, the Parent will or will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Parent's directors' and officers' liability insurance policy (a copy of which has been made available to the Company) on terms comparable to those now applicable to directors and officers of the Parent; provided, however, that in no event will the Parent, the Company or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Parent for such coverage; and provided further, that if the premium for such coverage exceeds such amount, the Parent or the Surviving Corporation will purchase a policy with the greatest coverage available for such 150% of the annual premium.

      4.7 BOARD OF DIRECTORS AND CERTAIN OFFICERS OF PARENT AND SURVIVING CORPORATION.

      The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

      Except as otherwise agreed, the officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      Prior to the Effective Time, the officers and directors of the Parent shall have tendered their respective resignations, which such resignations shall be expressly conditional upon the consummation of the Merger and shall take effect automatically as of the Effective Time, without any further act of the Surviving Corporation.

      The Definitive Proxy Statement shall include a proposal for the election of a slate of directors of the Parent to be designated by the Company and, if elected, such directors shall hold office in accordance with the Certificate of Incorporation and By-laws of the Parent with the term of office of such directors to commence immediately upon the consummation of the Merger.

      4.8 CURRENT REPORT OF FORM 8-K. Within five (5) days after the consummation of the Merger, the directors and executive officers of the Parent immediately after the Effective Time shall cause the Parent to file with the SEC a Current Report of Form 8-K describing the transactions contemplated by this Agreement, together with a copy of this Agreement and any other information and exhibits that may be required by applicable law.

      4.9 USE OF "K2" NAME. The officers and directors of Parent immediately after the Effective Time shall take all action necessary to change the name of the Parent, as of the Effective Time, to a name other than "K2 Digital, Inc." and to a name that does not include the phrase "K2". Within 60 days after the Effective Time, the Parent and the Surviving Corporation shall cease all use of the names "K2 Digital, Inc." and "K2".

      4.10 CONDUCT OF BUSINESS PENDING THE MERGER.

      Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the other party shall otherwise agree in writing, each of the Company and the Parent shall, and shall cause its subsidiaries, to:

      (a) conduct its business in the ordinary and usual course of business and consistent with past practice, except as contemplated by this Agreement;

      (b) not (i) amend or propose to amend its charter or by-laws, (ii) except as contemplated by this Agreement, split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

      (c) not make any loans, advances or capital contributions to, or investment in, any other person or entity;

      (d) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than in connection with the Merger);

      (e) not take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties of such party set forth in this Agreement to be untrue as of the Effective Time; and

      (f) not agree, in writing or otherwise, to take any of the foregoing actions.

      4.11 CONTROL OF THE PARENT'S OPERATIONS.

      Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct the Parent's operations prior to the Effective Time. Prior to the Effective Time, the Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

      4.12 COOPERATION REGARDING PROXY STATEMENT. The Company agrees to provide promptly to the Parent such information concerning its business and financial statements and affairs as, in the reasonable judgement of the Parent or its counsel, may be required or appropriate for inclusion in the Definitive Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and accountants to cooperate with the Parent's counsel and accountants in the preparation of the same. The Company hereby agrees that such information shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. The Company will promptly advise the Parent and the Parent will promptly advise the Company, in writing, if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Definitive Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

      4.13 DELIVERY OF COMPANY FINANCIALS. The Company agrees to provide to the Parent no later than January 31, 2002 a true and correct copy of the Company Financials described in Section 2.5 of this Agreement, including, without limitation, the Company Balance Sheet as of September 30, 2001, together with the income statement related thereto.

      4.14 DELIVERY OF ACCREDITED INVESTOR CERTIFICATIONS. The Company agrees to provide, or cause to be provided, to the Parent no later than the fifteenth day after the date of this Agreement a true and correct copy of a certification of each of the Shareholders in the form of Exhibit C attached hereto as to the status of such Shareholder as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

                                    ARTICLE V
                            CONDITIONS TO THE MERGER

      5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (b) STOCK SPLIT. Any amendment to the Certificate of Incorporation of the Parent required to give effect to the 3 for 1 reverse stock split of the authorized capital stock of the Parent shall have been duly filed, and effective with, the Secretary of State of the State of Delaware.

      (c) PARENT STOCKHOLDER APPROVAL. To the extent required by applicable law and by the requisite vote required by applicable law, the stockholders of the Parent shall have duly approved the transactions contemplated by this Agreement.

      5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parent and the Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Parent and the Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2 and 3.3) where the failure to be so true and correct would not have a Material Adverse Effect on Parent. The Company shall have received a certificate with respect to the foregoing signed on behalf of the Parent by the Chief Operating Officer of the Parent.

      (b) AGREEMENTS AND COVENANTS. The Parent and the Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of the Parent by the Chief Operating Officer of the Parent.

      (c) APPROVAL OF STOCKHOLDERS; PROXY STATEMENT. The Parent shall (i) cause a meeting of its stockholders to be duly called and held as soon as practicable for the purpose of voting on this Agreement (the "Stockholders Meeting"), (ii) recommend approval and adoption of the reverse stock split described in Section
3.2 of this Agreement to its stockholders and (iii) use its best efforts to obtain the necessary approval and adoption of such stock split by its stockholders.

      In connection with such stockholders' meeting, the Parent shall file a preliminary proxy statement with the SEC and shall use its best efforts to receive and respond to the comments of the SEC and to cause a final proxy statement (the "Definitive Proxy Statement") to be mailed to its stockholders, all at the earliest practicable time. The Parent shall notify the Company promptly of the receipt of the comments of the SEC, and of any request by the SEC for amendments or supplements to the preliminary and Definitive Proxy Statements or for additional information.

      If at any time prior to the meeting of stockholders referred to in this
Section 5.2(c) any event relating to the Parent or the Company should be discovered which should be set forth in an amendment of, or a supplement to, the Definitive Proxy Statement, the Parent shall promptly so inform the Company, shall furnish all necessary information to the Parent relating to such event, shall use its best efforts to take any necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the Parent's stockholders and shall transmit such amendment or supplement as promptly as practicable.

      (d) OPINION OF COUNSEL FOR PARENT AND SUB. The Company shall have received from Brown Raysman Millstein Felder & Steiner LLP , counsel for Parent, an opinion, dated as of the date of the Merger, substantially in the form of Exhibit D attached hereto.

      5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE MERGER SUB. The obligations of the Parent and the Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer of the Company.

      (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

      (c) OPINION OF COUNSEL FOR THE COMPANY. Parent shall have received from Messrs. Sokolow, Dunaud, Mercadier & Carreras LLP, counsel for the Company and Sub, an opinion dated the Merger Time, in form and substance satisfactory to Parent, to the effect that:

            (i) The Company is a corporation duly organized, validly existing and in good standing under the law of the State of California, and has the corporate power to enter into this Agreement, consummate the Merger and carry out the other transactions contemplated hereby;

            (ii) This Agreement has been duly authorized, executed and delivered by The Company and, assuming due authorization, execution, delivery and performance by the Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Remedies Exceptions and except as the enforceability of the indemnification and contribution provisions may be limited under applicable securities laws;

            (iii) All corporate action by the Company required in order to effect the transactions contemplated hereby has been taken;

            (iv) Except as provided in this Agreement, no order, authorization, consent or approval of, or registration, declaration or filing with any governmental authority is required in connection with the consummation by the Company of the merger or by the Company of the other transactions contemplated by this Agreement;

            (v) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under the Certificate of Incorporation or By-Laws of the Company;

            (vi) Upon the filing of the Certificate of Merger and Articles of Merger with, and the certification of such filing by, the Delaware Secretary of State and the California Secretary of State, respectively, the Merger shall have been duly consummated in accordance with the California Law and the Delaware Law;

            (vii) Assuming the accuracy of the representations and warranties of the shareholders of the Company contained in this Agreement, the issuance of the Parent Common Stock to the shareholders of the Company as contemplated by this Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended.

      (d) COMPANY FINANCING. The Company shall have consummated a bridge financing yielding net proceeds to the Company of not less than $500,000 or such lesser amount as the Parent may consent to in writing and shall have entered into a binding commitment, as evidenced by a legally-binding letter of intent or similar agreement, for additional funding of at least $3,000,000 to be consummated within 90 days of the date of Closing.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

      6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the transactions contemplated hereby by the stockholders of the Parent:

      (a) by mutual written consent duly authorized by the Boards of Directors of the Parent and the Company;

      (b) by either the Company or the Parent if the Merger shall not have been consummated by April 30, 2002.

      (c) by either the Company or the Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

      (d) by either the Company or the Parent if the required approvals of the stockholders of the Company or the stockholders of the Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 6.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

      (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Parent's representations and warranties or breach by the Parent is curable prior to April 30, 2002 by the Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 6.1(e) provided the Parent continues to exercise such commercially reasonable efforts to cure such breach; or

      (f) by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable prior to April 30, 2002 by the Company through the exercise of its commercially reasonable efforts, then the Parent may not terminate this Agreement under this Section 6.1(f) provided the Company continues to exercise such commercially reasonable efforts to cure such breach.

      (g) by the Company if, at any time prior to the Effective Time the Parent's Over the Counter Bulletin Board listing of its Common Stock is terminated.

      6.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 6.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 6.2, Section 6.3 and Article 7 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

      6.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that the Company shall pay up to $75,000.00 of the fees and expenses ($10,000 of which has been paid to date), including attorneys' and accountants' fees, filing fees, printing costs, transfer agent fees and other expenses, incurred by the Parent in relation to the negotiation and finalization of the transactions contemplated by this Agreement, including, without limitation, the preparation, printing and filing of the Definitive Proxy Statement with the SEC and NASDAQ (including any preliminary materials related thereto) and any amendments or supplements thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

      (a) if to the Parent or the Merger Sub, to:

                               K2 Digital, Inc.
                               30 Broad Street, 16th Floor
                               New York, NY 10004
                               Telephone: (212) 301-8848
                               Fax: (212) 301-8801
                               Attention: Gary W. Brown, Chief Operating Officer with a copy to:

                               Brown Raysman Millstein Felder & Steiner LLP
                               900 Third Avenue
                               New York, NY 10022
                               Telephone: (212) 895-2000
                               Fax: (212) 895-2900
                               Attention: David Warburg, Esq.

      (b) if to the Company, to:

                               First Step Distribution Network, Inc.
                               2325 Mount Olympus Drive
                               Los Angeles, CA 90046
                               Telephone: (310) 994-2813
                               Fax:
                               Attention: John McCracken

          with copy to:
                               Sokolow, Dunaud, Mercadier & Carreras LLP
                               770 Lexington Avenue 6th Fl.
                               New York, NY 10021
                               Telephone: (212) 935-6000
                               Fax: (212) 750-1222
                               Attention: Thomas G. Amon

      7.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be "deemed to include" all direct and indirect subsidiaries of such entity. References herein to "Sections" are references to Sections hereof unless otherwise stated herein.

      7.3 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      7.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

      7.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      7.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the State of New York and the federal district courts sitting in the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      7.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      7.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      7.10 DEFINITION OF "KNOWLEDGE". Wherever used in this Agreement, the term "Knowledge" shall mean the actual knowledge of: (a) in the case of the Company, its (i) Chief Executive Officer; and (b) in the case of the Parent and the Merger Sub, the Parent's President.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                        K2 DIGITAL, INC.


                                   By:
                                        -------------------------------------
                                        Name:  Gary W. Brown
                                        Title: Chief Operating Officer



                                        FIRST STEP ACQUISITION CORP.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                        FIRST STEP DISTRIBUTION NETWORK, INC.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                        SHAREHOLDERS OF FIRST STEP
                                        DISTRIBUTION NETWORK, INC.


                                        -------------------------------------
                                        John P. McCracken


                                        -------------------------------------
                                        Robert Millet

                                        Klein Charitable Annuity Trust


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:



                                        Menlo Grandchildren 1993 Partnership


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:



                                        -------------------------------------
                                        Gary Hall



                                        -------------------------------------
                                        Scott Wegner



                                        The Klein Living Trust


                                        By:
                                           ----------------------------------
                                        Name:  Leslie Klein
                                        Title: Trustee


                                        By:
                                           ----------------------------------
                                        Name:  Erika Klein
                                        Title: Trustee